                              ARTICLES OF AMENDMENT

                               TO THE ARTICLES OF

                                INCORPORATION OF

                            PACE SPECIAL EVENTS, INC.

      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned, being an officer of PACE SPECIAL EVENTS, INC. ("Corporation") executes the following Articles of Amendment to the Corporation's Articles of Incorporation on behalf of said corporation.

      1. The name of the Corporation is PACE SPECIAL EVENTS, INC.

      2. Article One of the Articles of Incorporation of the Corporation which has heretofore read as follows:

             "The name of the corporation is PACE SPECIAL EVENTS, INC." is hereby amended so as to read as follows:

             "The name of the corporation is PACE PRODUCTIONS, INC."

      3. The above amendment was adopted by unanimous consent of the shareholders effective as of September 24, 1991.

      4. As of the date of the adoption of the above amendment, 1,000 shares of the corporation were outstanding and entitled to vote on the above amendment.

      5. 1,000 shares voted for adoption of the above amendment and 0 shares voted against adoption of the above amendment.

      Dated effective as of September 24, 1991.

                                           PACE SPECIAL EVENTS, INC.


                                           By: /s/ Jeffry B. Lewis
                                               ---------------------------
                                                 Name: Jeffry B. Lewis
                                                 Title: Secretary

                                ARTICLES OF AMENDMENT
                             TO ARTICLES OF INCORPORATION
                                          OF
                            THE ENTERTAINMENT GROUP, INC.

                                  ARTICLE ONE.

      The name of the corporation is The Entertainment, Group, Inc.

                                  ARTICLE TWO.

      Article One of the Articles of Incorporation of the corporation is hereby amended by deleting the existing Article One in its entirety and substituting in its place the following:

                                  "ARTICLE ONE.

             The name of the corporation is Pace Special Events, Inc."

                                 ARTICLE THREE.

      The amendments set forth in these Articles of Amendment were adopted by the sole shareholder of the corporation by Unanimous Consent dated July 1, 1991.

                                  ARTICLE FOUR.

      As of the date of approval of the amendments set forth in these Articles of Amendment, 1,000 shares of common stock of the corporation were outstanding and entitled to vote on the amendment.

                                  ARTICLE FIVE.

      The sole shareholder of the Corporation, holding 1,000 shares of common stock, voted for these amendments.

      Dated this 1st day of July, 1991.


                                           /s/ John A. Rubey
                                           -----------------------------
                                           John A. Rubey
                                           Secretary

                             STATEMENT OF CHANGE OF

                              REGISTERED AGENT FOR

                            PACE SPECIAL EVENTS, INC.

      1. The name of the corporation is PACE SPECIAL EVENTS, INC.

      2. The post office address of the corporation's registered office is 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027.

      3. The address of the corporation's registered agent shall remain unchanged.

      4. The name of the corporation's registered agent is John A. Rubey.

      5. The corporation's registered agent is hereby changed to be:

                                 Jeffry B. Lewis

      6. The post office address of the corporation's registered office and the post office address of the business office of the corporation's registered agent, as changed above, is identical.

      7. The change of the corporation's registered agent was authorized by the corporation's board of directors.

      Dated effective as of June 30, 1991.

                                           PACE SPECIAL EVENTS, INC.,
                                           a Texas corporation

                                           By: /s/ Jeffry B. Lewis
                                               ---------------------------
                                                 Name: Jeffry B. Lewis
                                                 Title: Secretary

                            ARTICLES OF INCORPORATION

                                       OF

                          THE ENTERTAINMENT GROUP, INC.

      I, the undersigned natural person, over the age of eighteen (18) years, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopt the following Articles of Incorporation for such corporation.

                                  ARTICLE ONE.

      The name of the corporation is "The Entertainment Group, Inc."

                                  ARTICLE TWO.

      The period of its duration is perpetual.

                                 ARTICLE THREE.

      The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR.

      The aggregate number of shares which the corporation shall have authority to issue, and which shall comprise its total capitalization, is 100,000 shares of common stock having a par value of $1.00 per share.

                                  ARTICLE FIVE.

      The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least ONE THOUSAND AND NO/100 DOLLARS ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE SIX.

      The street address of the initial registered office of the corporation is 515 Post Oak Blvd., Suite 300, Houston, Texas 77027, and the name of its initial registered agent at such address is John A. Rubey.

                                 ARTICLE SEVEN.

      The number of directors shall be fixed in the manner provided in the bylaws of the corporation. The number of directors constituting the initial Board of Directors shall be four (4) and the name and address of such persons constituting the initial Board of Directors, who are to serve as directors, until the first annual meeting of the shareholders or until their successors are elected and qualify, are:

      Steve Hauser                        505 Barton Springs Road
                                          Suite 1050
                                          Austin, Texas 78709

      Gary Becker                         505 Barton Springs Road
                                          Suite 1050
                                          Austin, Texas 78709

      Louis Messina                       515 Post Oak Blvd.
                                          Suite 300
                                          Houston, Texas 77027

      John A. Rubey                       515 Post Oak Blvd.
                                          Suite 300
                                          Houston, Texas 77027

      In the event the initial director (or all of the initial members of the Board of Directors, if more than one) dies, becomes legally incapacitated or resigns, the incorporator may appoint a substitute initial director or directors to serve as set forth above.

                                 ARTICLE EIGHT.

      To the fullest extent permitted by applicable law, no director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director. To the fullest extent permitted by applicable law, the corporation shall indemnify, and advance expenses prior to the final disposition of the proceeding to each director, former director, officer, employee, agent, or person who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, who was, is or is threatened to be made a defendant or respondent in any proceeding.

                                  ARTICLE NINE.

      The name and address of the incorporator is:

             Michael F. Rogers
             Sewell & Riggs
             800 MCorp Plaza
             333 Clay Avenue
             Houston, Texas 77002-4086

                                  ARTICLE TEN.

      The right of cumulative voting of shares is hereby expressly prohibited.


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

                                 ARTICLE ELEVEN.

      No shareholder of the corporation shall have any preemptive right to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right, option or warrant to subscribe to or acquire shares, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the corporation.

      IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this 19th day of September, 1989.

                                  Incorporator:

                                  /s/ Michael F. Rogers
                                  ------------------------------
                                  Michael F. Rogers


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